COMMERCIAL TRIPLE NET LEASE WITH PURCHASE OPTION

Parties:

This Commercial Lease Agreement (“Lease”) is entered into between Empowered Products Inc. (“Lessee”) and Reich Family Trust B5 (“Lessor”).

Premises:

Lessor rents to Lessee, and Lessee rents from Lessor the Building situated at 3375 W. Oquesado, in the City of Las Vegas, County of Clark, State of Nevada, also described as Parcel 162 32213 005 (“the premises”), of which Lessor is the owner, together with the following furnishings and appliances: N/A subject to the terms and conditions in this Agreement.  Rental of the premises also includes: fenced yard of approx. 3796 sq. ft.

Term:

The term of this Lease (“Term”) and the rental associated with said agreement will begin on June 1, 2011 (“Commencement Date”) and end on May 31, 2013, unless sooner terminated as herein set forth or unless extended in accordance with the provisions hereof.

Definitions:

Adjacent Facilities - all sidewalks, grounds, areas, vaults, chutes, sidewalk hoists, railings, gutters, water and sewer connections, streets, alleys and curbs, parking areas, malls or passageways in front of, adjacent to or appurtenant to the Premises.

Requirements - all present and future laws, statutes, rules, orders, ordinances, regulations or other requirements (including without limitation Environmental Laws) of any governmental, public or quasi-public authority now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau or other body exercising similar functions, and all covenants or restrictions applicable to or affecting the Premises or any Adjacent Facilities.

Prime -the interest rate per annum announced from time to time by Wells Fargo Bank, (or any successor bank thereto) to be its base rate and may not necessarily be the most favorable rate charged by such Bank.

The words “herein,” “hereof;” “hereunder” and words of similar import refer to this Lease as a whole and not to any particular Section or Subsection thereof unless the context shall otherwise require.

Use:

Lessee shall use and occupy the premise for the purpose of:

Manufacturing

Lessee shall have the right at its own expense to contest, by appropriate proceedings diligently conducted in good faith, any allegation by public authorities that Lessee, the Premises or any Improvements are in violation of any Requirements or any certificate of occupancy affecting the Premises, but only so long as:

(a) Neither the Premises nor any part thereof would by reason of such contest be, in Lessor’s sole judgment, in danger of being forfeited or lost;

(b) Lessor shall not in its sole judgment be in danger of being subject to criminal liability or penalty by reason of such contest; and

(c) Lessee shall have indemnified and shall continue to indemnify Lessor with a surety bond, or other means satisfactory to Lessor in its sole discretion, in an amount sufficient to pay any fines, penalties or other charges that may or might be assessed against or become a charge on the Premises if such contest is unsuccessful.

Any such contest may be made in the name of Lessor or Lessee or both, as Lessee shall determine; and Lessor agrees to cooperate reasonably with Lessee in any such contest but without expense to Lessor.  Lessee shall pay all costs and expenses (including, but not limited to, Lessor’s attorneys’ fees) incurred by Lessor in connection therewith.  If Lessee upon the conclusion of any contests or proceedings shall fail to pay any fines, penalties or other charges thereby determined to be due, or if prior thereto Lessor, in the exercise of its sole judgment, shall determine that either condition (a) or (b) of this Section is no longer satisfied, Lessor may apply all or any part of any security provided under this Section to the payment, removal and discharge of such amounts and any costs, expenses (including, but not limited to, Lessor’s attorneys’ fees) and other liabilities accruing in such proceedings, and shall refund to Lessee the balance of any security not so applied, if any.  Lessee shall promptly pay to Lessor any deficiency resulting from such application, with the amount of such deficiency to be due as Additional Rent due on the next rent day after any such deficiency is determined, with interest thereon at the rate of Prime plus three percent (3%) per annum from the date of such determination.

Lessee shall not suffer or permit the Premises or any portion thereof to be used in any manner as might tend to impair Lessor’s title to the Building or Land or any portion thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession or of implied dedication of the Building or Land or any portion thereof for public use.

Notwithstanding the forgoing, Lessee shall not use the premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

Net Rent – Rent Absolute

Lessor and Lessee agree (a) that this is a triple net lease, (b) that Lessee accordingly shall be responsible for all obligations which are normally imposed on the owner of real estate with respect to the Premises which may accrue during the Term including, without limitation, responsibility for the payment of all real estate taxes, special assessments, insurance premiums and repair, replacement and maintenance costs and expenses in connection therewith (except as otherwise expressly set forth herein), and (c) that the Rent and all payments to be made to Lessor hereunder are to be net to Lessor, without deductions or offsets of any land or nature whatsoever.  In no event shall there be any abatement or reduction in the Rent except as may be otherwise specifically provided in this Lease.

Except as otherwise specifically provided herein, damage to or destruction of any portion or all of the Building or other Improvements located upon the Promises, by fire, the elements or any other cause whatsoever, whether with or without fault on the part of Lessee, shall not terminate this Lease or entitle Lessee to surrender the Premises or entitle Lessee to any abatement of or reduction in the Rent payable, or otherwise affect the respective obligations of the parties hereto, any present or future law to the contrary notwithstanding.  If the use of the Premises for any purpose should, at any time during the Term, be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, or if there is any eviction by title paramount, this Lease shall not, except as otherwise specifically provided herein, be thereby terminated nor shall Lessee be entitled by reason thereof to surrender the Premises, or to guy abatement or reduction in Rent, nor shall the respective obligations of the parties hereto be otherwise affected unless such eviction is due to the act of Lessor or any person or persons claiming any interest in the demised premises by or under Lessor.

This Lease is made upon the foregoing and following covenants, agreements and conditions, all of which Lessee agrees to perform irrespective of whether the particular provision is in the form of a covenant, an agreement, a condition, a direction or any other form.

Payment of Rent

Lessee will pay to Lessor an annual fixed rental of Forty Eight Thousand Dollars ($48,000.00) payable in equal Pt’ installments in advance of the first day of each month, the first such payment on the Rent Commencement Date and subsequent monthly payments on the first (1st) day of each succeeding month during the Term, except when that day falls on a weekend or a legal holiday, in which case rent is due on the next business day.  Payment shall be made to the person and at the address the Lessor shall designate in writing.  Rental is to be paid in cash, money order, cashier’s check and/or certified check, or, at the option of the Lessor, in any other fashion.

Commencing on the Commencement Date, Lessee also covenants and agrees to pay as “Additional Rent” prior to the respective due dates thereof all Impositions, as defined in the Section entitled Impositions contained herein, insurance premiums, charges, costs, expenses, and payments required to be paid by Lessee in accordance with any of the provisions of this Lease.

All amounts payable by Lessee under this Section shall collectively comprise the rent due and payable under this Lease (“Rent”).

Late Charges:

Any installment of Rent or any part thereof which is not made when due shall bear interest at the rate of Prime plus three percent (3%) per annum from the date when the same is due hereunder until the same shall be paid (“Late Charge”).  In the event of non-payment of any Late Charge, Lessor shall have, in addition to all other rights and remedies, all rights and remedies provided for in this Lease and by law in the case of non-payment of Rent.  No failure by Lessor to insist upon strict performance by Lessee of its obligations to pay Late Charges shall constitute a waiver by Lessor of its rights to enforce the provisions of this Section in any instance thereafter, nor shall acceptance of Late Charges be deemed to extend the time for payment of Rent or any part thereof under this Lease.

The provisions for Late Charges stated herein shall not limit or affect Lessor’s other remedies against Lessee under this Lease or under law, including, but not limited to, Lessor’s right to charge Lessee for all costs and expenses (including, but not limited to, Lessor’s attorneys’ fees) incurred in connection with the collection of Rent and Late Charges from Lessee.

Prorated first month’s rent:

For the period from Lessee’s move-in date or beginning date of this agreement, whichever is earlier, through the end of the month, Lessee will pay to Lessor a prorated monthly rent of Four Thousand Dollars ($4,000.00).  This amount will be paid on or before the date the Lessee moves in.

Utilities:

All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

Security Deposit:

Lessee will pay to Lessor the sum of   0   Dollars ($  0  ) as security deposit for the performance of Lessee’s obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided.  It is expressly understood that the Security Deposit shall riot be considered an advance payment of rental or a measure of Lessor’s damages in case of default by Lessee.  Unless otherwise provided by mandatory non-waivable law or regulation, Lessor may commingle the Security Deposit with Lessor’s other funds.  Lessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant, obligation or default of Lessee hereunder.  Following any such application of the Security Deposit, Lessee shall pay to Lessor on demand the amount so applied in order to restore the Security Deposit to its original amount.  If Lessor transfers Lessor’s interest in the premises during the term of this Lease, Lessor may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

Impositions:

Lessee covenants and agrees to pay, before any fine, penalty, interest or cost may be added thereto for non-payment thereof, all taxes, assessments, water and sewer rates and charges, excises, levies, license and permit fees, and other governmental charges, and charges for public and private utilities and services (and, in the event of any non-payment in violation of the foregoing covenants, all fines, penalties, interest and costs with respect to any of the foregoing), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature that at any time during the Term may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or charged with respect to or become a lien on, the Land or the Building or the Premises or any Adjacent Facility or any personal property, equipment or other facility used in the operation of the Premises, or the rent or income received therefrom, or any use or occupancy thereof, or this transaction, or the Rent or other sums payable hereunder (except as otherwise provided in this Section) or under any sublease or license or other similar agreement with respect to use or occupancy of any part of the Premises, or under any document to which Lessee is a party creating or transferring an interest or estate in the Premises (all of which items arc herein called “Impositions”).  Each Imposition shall be paid not later than the due date thereof, but if by law any Imposition may, at the option of the taxpayer, be paid in installments, Lessee may pay such Imposition in installments as the same becomes due.  Lessee shall not be required to pay any Imposition upon or against the Premises or any part thereof or the Improvements so long as Lessee shall, to the extent permitted by law, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the Imposition so contested; provided that, pending any such legal proceedings Lessee shall give Lessor such security as may be demanded by Lessor in Lessor’s reasonable discretion to insure payment of the amount of the Imposition, and all interest and penalties thereon.  In the event that Lessee at any time institutes suit to recover any Imposition or charge paid by Lessee under protest in Lessor’s name, Lessee shall have the right, at its sole expense, to institute and prosecute such suit or suits in Lessor’s name, in which event Lessee covenants and agrees to indemnify Lessor and save Lessor harmless from and against all costs, expenses (including, but not limited to, Lessor’s attorneys’ fees), charges or liabilities in connection with any such suit.

Nothing herein contained shall require Lessee to pay any inheritance, estate, succession, transfer or gift taxes or state or federal income taxes of Lessor, except that if at any time during the Term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Lessor in place of any Imposition as heretofore defined and shall be measured by or be based in whole or in part upon the Premises or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall constitute Impositions for purposes hereof, and Lessee shall pay and discharge the same as herein provided with respect to Impositions.

Any Imposition that relates in part to a period extending beyond the Term (including any Imposition that has been converted into installment payments as provided in this Section, as to which the period over which such installments are payable shall be deemed to be the period to which such Imposition relates) shall be apportioned between Lessor and Lessee at the expiration of the Term, except that Lessee shall not be entitled to receive the finds representing such apportionment unless and until any then-existing Defaults are cured.  Without limiting the generality of the foregoing, Lessee shall pay to Lessor prior to the expiration of the Term Lessee’s estimated prorated share of any general real estate taxes becoming due and payable after the expiration of the Term, as estimated by Lessor based upon one hundred ten percent (110%) of the then most recent ascertainable tax bills.

If required by Lessor’s mortgagee, as security for the obligations contained in this Section, Lessee shall deposit monthly with Lessor, or such other entity as Lessor may designate, on the first day of each and every month of the Term, a sum equal to one-twelfth (1/12th) of (a) one hundred ten percent (110%) of the then most recent ascertainable amount (or at Lessor’s election, if Lessor’s interest hereunder is subject to the lien of a mortgage or trust deed, a sum equal to one-twelfth (1/12th) of the mortgagee’s estimate of the current amount) of general real estate taxes and annual installments of special assessments levied with respect to the Premises, and (b) the Lessee’s insurance premiums as required under the terms of the Section entitled Insurance of this Lease.  Such monthly deposits shall be held by Lessor, or such other entity as Lessor may designate, in such account or accounts as may be authorized by then current state or federal banking laws, rules or regulations and which monthly deposits shall be used as a fund to be applied, to the extent thereof, to the payment of such general real estate taxes, special assessments and insurance premiums as the same become due and payable.  The existence of such fund shall not limit or after Lessee’s obligation to pay the taxes, assessments or premiums respecting which the fund was created; provided, however, that such fund shall be fully utilized for the payment of such taxes, assessment or premiums.  The amount of the fund shall be re-adjusted annually, on the first day of June in each year of the Term, to reflect the actual amount of such taxes, assessments or premiums for the prior calendar year, Lessee shall not be entitled to interest on such fund and Lessor may commingle such fund with its other funds.

Lessee shall furnish to Lessor within ten (10) days after the due date of any Imposition payable by Lessee official receipts of the proper taxing authority or other proof satisfactory to Lessor evidencing payment thereof.

The certificate, advice or bill indicating the non-payment of any Imposition, issued by the appropriate official designated by law to make or issue the same or to receive payment of such Imposition, shall be prima facie evidence that the Imposition is due and unpaid at the time of issuance of such certificate, advice or bill.

Lessor shall, at its option, have the right at all times during the Term to pay any Impositions not paid by Lessee, and the amounts so paid, including expenses, shall be so much Additional Rent due at the next rent day after any such payment, with interest thereon at the rate of Prime, plus three percent (3%) per annum from the date of payment thereof.

Default

Each of the following shall be an “Event of Default”:

1.
If Lessee shall fail to pay rent when due, the Lessor, at his option, may terminate all rights of the Lessee herein after not less than five (5) days written notice of such default given in a manner required by law unless Lessee rectifies or cures the default within the said time.

2.
If Lessee shall fail to pay any other payment of money, costs or expenses to be paid by Lessee under this Lease, when due, and the continuance of such failure for a period often (10) days after written notice from Lessor specifying such failure;

3.
In the event of a default made by Lessee in any of the other covenants or conditions to be kept, observed and performed by Lessee, Lessee shall have thirty (30) days after receipt of written notice thereof to curt such default In the event that the Lessee shall fail to cure any default within the time allowed under this paragraph, Lessor may declare the tenet of this Lease ended and terminated-by giving Lessee written notice of such intention, and if possession of the premises is not surrendered, Lessor may reenter said premises.  Lessor shall have, in addition to the remedy above provided, any other right or remedy available to Lessor on account of any Lessee default, either in law or equity.  Lessor shall use reasonable efforts to mitigate its damages.

4.	The filing or execution or occurrence of any of the following will be considered a Default on the part of Lessee:

(a)	A petition in bankruptcy by or against Lessee;

(b)
A petition against or answer by Lessee seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of any bankruptcy laws;

(c)	Adjudication 8f Lessee as a bankrupt or insolvent;

(d)	An assignment by Lessee for the benefit of creditors;

(e)
A petition against or proceeding by Lessee for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to the Premises or with respect to all or substantially all of Lessee’s property; or

(f)
A petition against or proceeding by or against Lessee for its dissolution or liquidation or the taking of possession of Lessee’s property by any governmental authority in connection with dissolution or liquidation.

Where in the case of a petition filed against Lessee under (a), (I)), (e) or (f) above, such petition is not dismissed within ninety (90) days after the filing thereof;

(g)
Entry of an order, judgment or decree by any court of competent jurisdiction granting any prayer or demand contained in any petition under (a), (b), (e) or (f) above, which order, judgment or decree is not reversed or vacated within ninety (90) days after it is entered;

(h)	Vacation or abandonment of the Premises; or

(i)	Taking by any person of Lessee’s interest in this Lease upon execution, attachment or other process of law or equity.

In the event of Default on the part of Lessee, Lessor, at its option, without further notice or demand to Lessee, may, in addition to all other rights and remedies provided in this Lease, at law or in equity: (a) terminate this Lease and Lessee’s right of possession of the Premises, and recover all damages to which Lessor is entitled at law, specifically including, without limitation, the excess of the aggregate Fixed Rent and Additional Rent that would have accrued for the balance of the Term over the then current fair market rental value of the Premises for the balance of the Term, together with all of Lessor’s expenses of re-leasing (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) or (b) terminate Lessee’s right of possession of the Premises without terminating this Lease.  In all events, Lessor may re-lease the Premises, or any part thereof for the account of Lessee, for such rent and term and upon such terms and conditions as are acceptable to Lessor.  If Lessor shall have elected to pursue its right to terminate Lessee’s right of possession of the Premises without terminating the Lease, then Lessor shall have the further right and remedy to subsequently rescind such election and terminate the Lease.  For purposes of any such re-leasing, Lessor is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Lessor, in its reasonable discretion, all at Lessee’s expense.  If Lessor fails to re-lease the Premises, or if the Premises are re-leased and a sufficient sum is not realized therefrom after payment of all Lessor’s expenses of re-leasing (including without limitation repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment, when due, of Fixed Rent and Additional Rent reserved under this Lease for any monthly period, then Lessee shall pay Lessor a sum equal to the amount of Fixed Rent and Additional Rent due under this Lease for each such monthly period, or if the Premises have been re-leased, Lessee shall pay any such deficiency on the rent day applicable to such month.  Nothing in the foregoing sentence, however, shall be deemed to mean that Lessor can only collect damages from Lessee hereunder in monthly installments, it being expressly acknowledged by Lessee that Lessor shall always have the right to collect, in a lump sum, from Lessee, damages equal to the excess of the aggregate Fixed Rent and Additional Rent that would have accrued for the balance of the Term over the then current fair market rental value of the Premises for the balance of the Term.  Lessee agrees that Lessor may file suit to recover any sums due to Lessor hereunder at any time or from time to time and that such suit or recovery of any amount due Lessor hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.  In the event Lessor elects to terminate Lessee’s right of possession only, without terminating this Lease, Lessor may, at Lessor’s option, enter into the Premises, remove Lessee’s signs, Lessee’s property, and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release Lessee, in whole or in part, from Lessee’s obligation to pay the Fixed Rent and Additional Rent reserved hereunder for the full Term or from any other obligation of Lessee under this Lease.  Any and all property which may be removed from the Premises by the Lessor pursuant to the authority of the Lease or of law, to which the Lessee is or may be entitled, may be handled, removed or stored by the Lessor at the risk, cost and expense of the Lessee, and the Lessor shall in no event be responsible for the value, preservation or safekeeping thereof.  Lessee shall pay to the Lessor, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall he in the Lessor’s possession or under the Lessor’s control.

In the event Lessor exercises any remedy provided under this Section, all deposits theretofore made by Lessee with utility companies or under this Lease, all unearned insurance premiums and all rights of Lessee under all insurance policies required under this Lease, any claims for refund of any Imposition, arty pending insurance claims or condemnation awards, and all fuel and supplies on the Premises shall be deemed to be and are hereby assigned to and transferred to Lessor, to be applied in payment of Lessee’s liability under this Lease.

No waiver of any default of Lessee hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.  One or more waivers by Lessor or Lessee shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

Option to Renew - Right of First Opportunity:

Prior to offering the Premises for let to third parties following the expiration of the Term, Lessor shall first offer to re-lease the Premises to Lessee by delivering notice thereof to Lessee not less than one hundred eighty (180) days prior to the expiration of the Term, with the Fixed Rent during such renewal term to be equal to the then fair market rental value of the Premises (“FMV”), and otherwise on the same terms and conditions set forth herein.  Following the receipt by Lessee of such notice, Lessor and Lessee shall negotiate in good faith to determine the FMV of the Premises and, for a period of sixty (60) days following Lessee’s receipt of such notice, Lessor shall not offer the Premises for let to any third party.  In the event that Lessor and Lessee are unable to agree on the FMV within sixty (60) days of Lessee’s receipt of such notice, the right of first offer set forth in this Section shall be null and void and Lessor shall have the right to let the Premises, following the expiration of the Term, to third parties.

Purchase Option:

It is hereby agreed that Lessee shall have the option to purchase real estate known as:
3375 W. Oquesado, in the City of Las Vegas, County of Clark, State of Nevada under the following terms of sale:

•	For the purchase price of Six Hundred Eight Thousand Dollars ($608,000.00)

•	A down payment of 0 Dollars ($ 0 ) payable upon exercise of said purchase option.

•	Other

•
This purchase option must be exercised in writing no later than    May 31, 2013      (year), but shall not be effective should the Lessee be in default under any terms of this Lease or upon any termination of this Lease.

•
For Lessee to exercise Lessee’s, option under this Purchase Option, Lessee agrees to notify Lessor in writing, sent certified mail, return receipt requested, to        6455 Dean Martin Dr., Suite K, Las Vegas, NV 89118

•
If Lessee fails to exercise this Purchase Option in strict accord with the terms and conditions herein or within the time provided herein, Lessee agrees and acknowledges that the full consideration paid to Lessor shall be retained by Lessor as consideration for this purchase option and neither party shall have any further rights or claims against the other by reason of this Purchase Option.

INITIALED:  Lessee      J

•
If the Lessor fails to perform any of the covenants of this Purchase Option, the aforesaid money paid by the Lessee, at the option of the Lessee, shall be returned to the Lessee on demand; or the Lessee shall have only the right of specific performance.

INITIALED:  Lessor       JRR

•	Sales and Purchase Agreement signed within 10 days of the date Lessee exercises this Purchase Option.

Lessor’s Failure to Deliver                                                      Possession:

If Lessor is unable to deliver possession of the premises to Lessee for any reason not within Lessor’s control, including but not limited to partial or complete destruction of the premises, Lessee will have the right to terminate this Agreement upon proper notice as required by law.  In such event, Lessor’s liability to Lessee will be limited to the return of all sums previously paid by Lessee to Lessor.  Lessee agrees to hold Lessor and Lessor’s agents harmless for loss or damage for any reason not within Lessor’s control.  In any case, Lessor’s liability to Lessee will be limited to the return of all sums previously paid by Lessee to Lessor.

Condemnation:

If any legally, constituted authority condemns the premises or such part thereof which shall make the premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Lessor and Lessee shall account for rental as of that date.  In such an event any award, compensation or damages paid as a consequence of any legal proceedings (“Award”) shall be paid to and be the sole property of Lessor whether such Award shall be made as compensation for diminution of the value of the leasehold or the foe of the Building or Land or otherwise and Lessee hereby assigns to Lessor all of Lessee’s right, title and interest in and to any such Award.

Eminent Domain:

If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking.  The rent shall be apportioned as of the termination date, and any rent paid for and period beyond that date shall be repaid to Lessee.  Lessee shall not be entitled to any part of the Award for such taking or any payment in lieu thereof.

Assignment of Agreement and Subletting

Lessee shall have the right without Lessor’s consent, to assign this Lease to a corporation with which Lessee may merge or consolidate, t4 any subsidiary of Lessee, to any corporation under common control with Lessee, or to a purchaser of substantially all of Lessee’s assets provided that (a) the net worth of such assignee after such merger, reorganization or consolidation shall be no less than that of Lessee immediately prior to such merger, reorganization or consolidation, (b) Lessee is not at such time in Default hereunder, and (c) such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Lessee hereunder and deliver the same to Lessor; whereupon Lessee shall be discharged from any further liability hereunder.

Except as set forth above, Lessee will not sublet any part of the premises or assign this Agreement without the prior written consent of Lessor, Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

No assignment or transfer of this Lease by Lessee consented to by Lessor shall be effective, unless the assignee or transferee shall, at the time of such assignment or transfer, assume all the terms, covenants and conditions of this Lease thereafter to be performed by Lessee and shall agree to be bound thereby, Notwithstanding such assignment or transfer or the acceptance by Lessor from such assignee of any rent or other monies or other performance of the obligations of Lessee hereunder, Lessee shall remain liable and obligated as a principal (and not as a surety or guarantor) to perform all the terms, conditions and covenants, including the payment of rental and other monies, herein provided to be performed by Lessee.

Violation of Laws:

Lessee, guests and invitees of either Lessee or guests will not use the premises in such a manner that violates any law, ordinance, statutes or requirement of any municipal, state or federal authority now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

Lessor shall comply with all laws, orders, ordinances, statutes or requirements now or hereafter affecting the premises-Insurance:

Insurance:

Lessee, at its sole cost and expense, shall maintain at all times during the term of this Lease policies of insurance as follows:

(a)
Insurance against loss or damage to the Building and all other Improvements by fire and such other hazards as may be covered by the form of “all-risk” coverage then customarily in use, in such amount as Lessor may determine to be sufficient to cover one hundred percent (100%) of the full replacement value from time to time of the Building and all other Improvements, the proceeds of which shall be payable to Lessor.

(b)
Comprehensive general public liability insurance against claims for bodily injury, death, and property damage occurring in or about the Premises or Adjacent Facilities, to afford protection in such limits as shall be reasonably requested by Lessor from time to time, but in any event not less than       Two Million      Dollars ($2,000,000.00) in respect to each person, and not less than       Two Million        Dollars ($2,000,000.00) in respect to any one occurrence causing injury or death, and not less than        Two Million       Dollars ($2,000,000.00) in respect to property damage.

(c)	Contractual liability endorsement if available, insuring Lessee’s contractual liability to indemnify Lessor and others as provided in the Section entitled Lessor’s Additional Rights and Remedies.

(d)	Boiler and machinery insurance inclusive of coverage for all steam boilers, pressure vessels, and other such apparatus, including piping, with such limits as Lessor may require from time to time.

(e)	Worker’s compensation and employer’s liability insurance to the extent of the minimum required statutory limits.

(f)
Such other insurance, including business interruption insurance, in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards that are at the nine commonly insured against in the case of premises similarly situated.

All policies of insurance shall be written by companies reasonably satisfactory to Lessor and any mortgagee of Lessor and licensed to do business in the State of     Nevada    , and shall name as insured Lessor and such other persons or entities as Lessor may designate, as their interests may appear, and shall provide that losses shall be paid to such insureds as their interests may appear.  At the request of Lessor, a mortgagee clause shall be included in such policies covering Lessor’s mortgagee.  The originals of such policies shall be delivered to Lessor, together with receipts or other evidence that the premiums thereon have been paid for at least one (1) year.  Each policy of insurance shall bear an endorsement that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to Lessor and mortgagee, if any.  Certificates evidencing renewals of each policy of insurance shall be delivered to Lessor at least twenty (20) days prior to the expiration dates of the respective policies.

Lessee shall perform and satisfy all requirements of the companies writing any insurance policies referred to in this Lease so that at all times companies of good standing satisfactory to Lessor shall be willing to write such insurance.

Whenever (a) any loss, cost, damage or expense resulting from fire or other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through or under it, in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case when the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

In case any action or proceeding shall be commenced against Lessor growing out of any loss, cost, damage or expense under this Section, Lessor may give written notice of the same to Lessee and thereafter Lessee shall assume and discharge all obligation to defend the same and save and keep Lessor harmless from all costs, expenses (including, but not limited to, Lessor’s attorneys’ fees), liabilities, judgments and executions in any manner growing out of pertaining to or connected therewith.

In case Lessee shall at any time fail, neglect or refuse to procure or renew any insurance hereinabove provided, then Lessor shall have the right, but not the obligation, to procure or renew such insurance and any amounts paid therefore by Lessor shall be so much Additional Rent due at the next rent day after any such payment, with interest thereon at the rate of Prime plus throe percent (3%) per annum from the date of payment thereof.

Property Damage And Destruction:

If the Premises or any part thereof are damaged or destroyed by any casualty or any other cause of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, insured or uninsured, Lessee shall give Lessor immediate notice thereof, and Lessee shall promptly, repair, restore or rehabilitate the Premises at Lessee’s own expense, to an extent that, upon the completion of such repairs, restoration or rehabilitation, the value and rental value of the Building and other Improvements shall be substantially equal to the value and rental value of the Building and other Improvements immediately prior to the happening of such casualty; provided, however, that if Lessee has met its obligations to maintain insurance as required herein and such insurance proceeds are made available by any mortgagee of Lessor for such repair, restoration or rehabilitation, then Lessor shall provide such funds for such repair, restoration or rehabilitation.  Rent shall not abate during the period of such repair, restoration or rehabilitation regardless of whether the Improvements are unusable by Lessee because of such damage or destruction.

If any excavation or other building operation shall be made upon the Premises or any adjoining property by Lessee, Lessee agrees to assume all obligations of both the owner and the occupant of the Premises with respect to shoring and lateral support and to do all things necessary or desirable to preserve and protect the Premises.

Lessee shall not sign any petition, consent or other instrument in writing whereby any party shall hereafter directly or indirectly acquire the right to use or occupy any portion of any street, driveway or alley that abuts the Premises, or the space above or under the surface thereof, without Lessor joining in such instrument or consenting in writing to the execution thereof, which consent may be withheld in Lessor’s sole discretion.

Hazardous Material:

Lessee hereby indemnifies and holds Lessor and Lessor’s officers, directors, shareholders, managers, members, agents and employees harmless from and against, and shall reimburse Lessor and Lessor’s officers, directors, shareholders, managers, members, agents and employees for, any and all “Losses” (as hereinafter defined) arising from, out of or as a consequence, directly or indirectly, of the release or presence of any Hazardous Materials on the Premises which first occurs during the Term of this Lease, whether foreseeable or unforeseeable, and whether or not known to Lessee, it being understood and agreed that the foregoing indemnity includes, but is not limited to, all costs of removal, remediation of any kind, detoxification, clean up and disposal of such Hazardous Materials and the preparation of any closure or other required plans, all costs of determining whether the Premises is in compliance and causing the Premises to be in compliance with all applicable Environmental Laws, all costs and fees associated with claims for damages to persons, property, or natural resources, and Lessor’s reasonable attorneys’ fees and consultants’ fees and court costs in respect thereto whether or not litigation or administrative proceedings shall occur, including all costs and expenses incurred or suffered by Lessor by reason of any violation of any applicable Environmental Law which occurs, or has occurred, upon the Premises during the Term of this Lease, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation, it being expressly understood and agreed that to the extent Lessor and Lessor’s officers, directors, shareholders, managers, members, agents and employees, or any of them are strictly liable under any applicable statute or regulation pertaining to the protection of the environment, this indemnity shall likewise be without regard to fault on the part of Lessee with respect to the violation of law which results in such liability, “Losses” shall mean any and all loss, claim, liability, damages, injuries to person, property or natural resources, cost, expense, action or cause of action.

Lessee hereby covenants and agrees that all obligations of Lessee ender this Section shall survive any termination of the Lease, it being further understood and agreed that the tights of Lessor under this Section shall be in addition to any other rights and remedies under this Lease or at law or in equity.

Any amount due to Lessor under this Section not paid by Lessee within ten (10) days after written demand therefor from Lessor shall bear interest at Prime plus three percent (3%) per annum.

Lessee shall comply with all Environmental Laws throughout the Term Alterations and Repairs by Lessee:

Lessee shall not replace, alter or repair the Premises or any part thereof or any equipment or appurtenance thereto if the cost thereof exceeds in the aggregate Fifty Thousand and No/100 Dollars ($50,000.00) (any such action being hereinafter referred to as a “Capital Improvement”), unless Lessee shall comply with the following requirements, which shall be applicable to all Capital Improvements:

(a)  Lessee shall, before the commencement of the work, obtain Lessor’s prior consent to the proposed Capital Improvement and shall at least ten (10) days prior to the commencement of the work furnish the Lessor with the following:

(1)
Complete plans and specifications for the work prepared by a licensed architect approved by Lessor, which plans and specifications shall also meet with Lessor’s approval, together with the approval thereof by any governmental board, bureau or body than exercising jurisdiction over the Premises, which plans and specifications shall be and become Lessor’s sole and absolute property in the event that this Lease shall be terminated for any reason;

(2)
A fixed-sum contract in assignable form made with a reputable and responsible contractor satisfactory to Lessor, providing for the erection, completion and terms of payment for all work, labor and materials necessary to perform the work within the fixed price provided for in such contract;

(3)
An assignment to Lessor of such contract, duly executed and acknowledged by Lessee, to be effective upon any termination of this Lease or upon Lessor’s re-entry• upon the Premises following an Event of Default prior to complete performance of such contract, such assignment also to include the benefits of all payments made on account of such contract, including payments made prior to the effective date of such assignment and

(4)
A surety company completion bond, in form and from an insurer satisfactory to Lessor, issued by an insurer licensed to do business in the State in which the Premises are located, guaranteeing the full completion of the work and payment therefor within a reasonable time, free and clear of all mechanics’ or similar liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, in accordance with the plans and specifications approved by Lessor, or other security satisfactory to Lessor, in Lessor’s sole discretion.

(b)  Lessee shall (1) at its expense carry or cause to be carried the necessary worker’s compensation insurance and cause the insurance policies required under the Section entitled Insurance to be endorsed to cover the additional risk during the course of the work, and (2) procure all necessary permits from all governmental agencies and departments having jurisdiction in connection with such work.  Lessee shall deliver evidence of compliance with the foregoing requirements to Lessor prior to the commencement of the work.  Whenever requested by Lessor during the period of work, Lessee shall cause the architect in charge of the work (or if there is no architect in charge, the general contractor performing the work) to report in writing to Lessor as to whether the work is being done promptly and in a good and workmanlike manner, and in substantial compliance with the plans and specifications for the work.  Lessee shall also deliver to Lessor copies of any and all interim or progress certificates or other reports submitted by Lessee’s architect, engineer or contractor.

(c)  The Capital Improvements shall be made promptly, in a first-class and workmanlike mariner, in compliance with all Requirements and shall not lessen the value of the Premises.

Title to any Building, Improvements, fixtures, (other than Trade Fixtures), additions, alterations, restorations, repairs and replacements constructed, made or installed by Lessee, whether or not resulting from any Capital Improvement and including, but not limited to, any repairs, restoration and other work required to be done pursuant to the provisions of other Sections of this Lease, shall be and become Lessor’s sole property at the end of the Teem without the necessity of Lessee’s execution and delivery of any instrument transferring title thereto.  Notwithstanding the foregoing, Lessee covenants and agrees upon Lessor’s request to execute, acknowledge and deliver to Lessor any instrument reasonably requested by Lessor to confirm such title, and if Lessee shall fail of refuse to execute, and deliver any such instrument, Lessor is hereby irrevocably appointed Lessee’s attorney-in-fact to execute, acknowledge and deliver such instrument in Lessee’s name.

Lessor’s Right to Access:

In the event of an emergency, to make repairs or improvements or to show the premises to prospective buyers or Lessees or for purposes of inspection to determine Lessee’s compliance with this Lease or to conduct an annual inspection or to address a safety or maintenance problem, for the purposes of inspecting the same, Lessor or Lessor’s agents may enter the premises at reasonable hours, provided Lessor shall not thereby unreasonably interfere with Lessee’s business on the premises.  Except in cases of emergency, Lessee’s abandonment of the premises, court order or where it is impractical to do so, Lessor shall give Lessee 24 Hour notice before entering.

If Lessee shall at any time fail to make any payment or perform any act to be made or performed by Lessee under this Lease beyond any applicable notice and cure periods, Lessor may at its option (but shall not be required to) make any payment or perform any such act, and for such purpose.  Lessor may enter upon the Premises and take all such action thereon as may be necessary therefor and any amounts paid by Lessor in connection therewith shall be deemed Additional Rent due on the next rent day after such payment together with interest thereon at Prime plus three percent (3%) per annum from the date of payment thereof.

Lessee’s Maintenance:

Lessee shall, at its sole expense, keep the Premises in good repair and in a clean condition and fully comply at all times with all Requirements and shall keep the Premises and Adjacent Facilities safe and secure and in full conformance with the Requirements, including, but not limited to, the lawful and valid requirements of any municipality in which such Premises may be situated and of all other public authorities, and shall make, at Lessee’s own expense, all additions, improvements, alterations and repairs on the Premises and on and to the Improvements, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unseen, required by any lawful authorities or to keep the Premises in good repair or which may be made necessary by the act or neglect of any person or corporation (public or private), including supporting the streets and alleys adjoining the Premises, and, to the fullest extent permitted by law, Lessee shall keep Lessor harmless and indemnified at all times against any loss, damage, cost or expense by reason of the failure so to do in any respect or by reason of any accident, loss or damage resulting to persons or property from any use which may be made of such Premises or of any Improvements or by reason of or growing out of any act or thing done or omitted to be done upon such Premises or in any improvements; and Lessee agrees that it shall save, hold and keep Lessor and the Premises free and clear of and from any and all claims, demands, penalties, liabilities, judgments, costs and expenses (including, but not limited to, attorneys’ fees), arising out of any loss or damage which may be sustained by adjoining property or adjoining owners or other persons or property in connection with the remodeling, altering, erection, or repairing of the Improvements, except to the extent occasioned by the acts of Lessor, its agents, employees or contractors.  Lessee shall not commit or suffer, and shall use all reasonable precautions to prevent, waste, damage or injury to all of the foregoing.  Notwithstanding anything contained herein to the contrary, Lessor shall keep in good order and repair the roof, foundation and structural walls of the Premises and Lessee shall have no repair or maintenance obligations with respect to the foregoing except to the extent occasioned by the acts of Lessee, its agents, employees or contractors.

Lessee shall also at its own cost and expense keep the Premises fully and adequately furnished and equipped throughout the Term with all equipment, fixtures and articles of personal property necessary for the operation of the Premises for the purposes herein permitted, and shall make all necessary replacements, renewals, alterations and additions required to maintain all portions of the Premises in first-class rent able condition.

Lessee shall also at its own cost and expense keep the Premises and (if not so maintained by any other party having legal responsibility for such) all Adjacent Facilities clean and reasonably free from dirt, snow, ice, rubbish, obstructions and encumbrances.

Lessee shall also at its own cost and expense promptly comply (subject to its right to contest under the Section entitled Use) with any and all Requirements applicable to or affecting the Premises or the Improvements or any Adjacent Facilities, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the Premises or the Improvements and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises or the Improvements or any part thereof may be put.

Lessor shall not be required to furnish any services or facilities whatsoever to the Premises.  Lessee hereby assumes full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, except for the roof; foundation and structural walls of the Premises as aforesaid.  Lessor shall not be responsible for any loss or damage to any property of Lessee.

Liens:

Lessee shall not do any act which shall in any way encumber the title of Lessor in and to the Premises, nor shall Lessee create or permit to be created, and shall promptly discharge, any such lien (including, but not limited to, any mechanic’s, contractor’s, subcontractor’s or material man’s lien or any lien, encumbrance or charge arising out of any Imposition, conditional sale, title retention agreement, chattel mortgage, security agreement, financing statement or otherwise) upon the Premises or any part thereof or the income therefrom or any personal property used in connection with the operation of the Premises, and Lessee shall not suffer any other matter or thing whereby the estate, rights and interest of Lessor in the Premises or any part thereof might be impaired.

If Lessee shall fail to cause any such lien to be discharged of record, then Lessor, after five (5) days notice of its intention to do so, shall have the right, but not the obligation, in addition to any other right or remedy, to discharge such hen either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or bonding proceedings, and in any such event Lessor shall be entitled if it so elects to compel the prosecution of an action for foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lien owner with interest, costs and allowances.  Any amount so paid by Lessor and all costs and expenses (including reasonable attorneys’ fees) incurred by Lessor in connection therewith shall constitute Additional Rent payable by Lessee under this Lease, due from Lessee to Lessor at the next rent day after any such payment, with interest thereon at Prime plus three percent (3%) per annum from the date of payment thereof.

This Lease shall constitute notice that Lessor shall not be liable for any work performed or to be performed, or any materials furnished or to be furnished, at the Premises for Lessee upon credit, and that no mechanic’s or other lien for such work or materials shall attach to or affect the estate or interest of Lessor in and to the Premises, unless specifically ordered by Lessor in writing.

Lessee shall have no power to do any act or make any contract that may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of Lessor, or any other interest of Lessor in the Premises, the Building or the other Improvements or any part thereof.

Surrender of Possession:

Lessee shall on the last day of the Term or upon any sooner termination thereof, whether by lapse of time or by reason of Lessee’s Default or otherwise, surrender and deliver to Lessor the Premises and all Improvements in clean, wholesome, good and safe order and condition and in good repair, ordinary wear and tear excepted, and-if Lessee shall thereafter remain in possession thereof it shall be deemed guilty of forcible detainer of the Premises and shall be subject to all the conditions and provisions contained herein and to ejection and removal, forcibly and otherwise, with or without process of law.

Upon the termination of this Lease by lapse of time, Lessee may remove furniture, trade fixtures and other personal property belonging to Lessee that are incident to the business of Lessee (as distinguished from personal property used in the operation of the !remises); such furniture, trade fixtures and other personal property belonging to Lessee and incident to the business of Lessee are hereinafter referred to as “Trade Fixtures”.  Lessee shall repair any injury or damage to the Premises or the Improvements that may result from such removal.  If Lessee does not remove such Trade Fixtures from the Premises prior to the end of the Term, however ended, Lessor may, at its option, remove the same and deliver the same to any other place of business of Lessee or warehouse the same, and Lessee shall pay the cost of such removal (including the repair of any injury or damage to the Premises or the Improvements resulting from such removal), delivery and warehousing to Lessor on demand, or Lessor may treat such Trade Fixtures as having been conveyed to Lessor with this Lease as a bill of sale, without further payment or credit by Lessor or Lessee.

Any holding over by Lessee of the Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at one hundred fifty percent (150%) of the monthly installments of Fixed Rent, plus Additional Rent and other sums otherwise payable hereunder for the Term.  Nothing contained in this Section shall be construed to give Lessee the right to hold over after the expiration of this Lease, and Lessor may exercise any and all remedies at law or in equity to recover possession of the Premises and may seek damages in the event of such a hold over tenancy.

Common Area Expenses:

In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rata share of maintenance, taxes, and insurance for the common area.

Signs:

Unless expressly waived in writing, Lessor shall have the right, exercisable without notice, without any liability to Lessee for damage or injury to person, property or business, without being deemed an eviction or disturbance in any manner of Lessee’s use or possession of the Premises and without relieving Lessee from its Obligation to pay Rent when due or from any other obligation under this Lease, during the last three (3) months of the Term to install, affix and maintain  “For Rent” or “For Sale” signs on the exterior of the Premises.

Subordination:

This Lease shall be subject and subordinate at all times to the lien of all mortgages and trust deeds in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Premises or on or against Lessor’s interest or estate therein, all without the necessity of having further instruments executed on the part of Lessee to effectuate such subordination; provided that in the event of a foreclosure of any such mortgage or trust deed or any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee hereunder be disturbed if there shall exist no Event of Default with respect to the payment of Rent or any other Event of Default hereunder.  Lessee shall attorn to the purchaser at any such foreclosure, sale or other action or proceeding or, if requested, enter into a new lease for the balance of the Term then remaining upon the same terms and provisions as are in this Lease contained.  Lessee agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or trust deeds as may be required by Lessor.

Notwithstanding the foregoing, Lessee shall from time to time on request from Lessor execute and deliver any documents or instruments that may be required by any lender to effectuate such subordination.  If Lessee fails to execute and deliver any documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee’s attorney in fact to execute and deliver such documents or instruments.

Agents and Authority to Receive Legal Papers:

Any notice, which either party may or is required to give, may be given by mailing the same, by certified mail, to Lessee at the premises.  The Lessor, any person managing the premises and anyone designated by the Lessor as agent are authorized to accept service of process and receive other notices and demands, which may be delivered to:    The Lessor, at the following address:  6455 Dean Martin Dr., Suite K, Las Vegas, NV 89118 .  \

Brokerage Fees, Commissions:

Lessee represents that Lessee was not shown the premises by any real estate broker or agent and that Lessee has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease.

Estoppel Certificate:

At any time and from time to time but on not less than ten (10) days prior written request by either party hereto, the other party shall execute, acknowledge and deliver to the requesting party, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Fixed Rent and other sums payable hereunder have been paid, (c) that no notice has been received by such party of any Default which has not been cured, except as to Defaults specified in the certificate, and (d) such other matters as may be reasonably requested by the requesting party.  Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any trust deed of the Premises or any part thereof and by any collateral assignee of this Lease.

Indemnification of Lessor:

To the fullest extent permitted by Law, Lessee agrees to indemnify and save Lessor and its respective agents and employees harmless from and against all liabilities, claims, suits, fines, penalties, damages, fosses, fees, costs and expenses (including, but not limited to, Lessor’s attorneys’ fees) that may be imposed upon, incurred by or asserted against Lessor by reason of:

(a)  Any work or thing to be done in, on or about the Premises or any part thereof other than Lessor’s Work;

(b)  Any use, occupation, condition, operation of the Premises or any part thereof or of any Adjacent Facility or any occurrence on any of the same;

(c) Any action or omission on the part of Lessee or any Sub Lessee or any of its or their agents, contractors, servants, employees, licensees or invitees;

(d)  Any accident, injury (including death) or damage, regardless of the cause thereof, to any person or property occurring in, on or about the Premises or any part thereof or any Adjacent Facility; and/or

(e)  Any failure on Lessee’s part to perform or comply with any of the covenants, agreements, term or conditions in this Lease or in any sublease, license, concession or other agreement entered into by Lessee.

The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Lessee agrees to pay, and to indemnify Lessor against, all costs and expenses (including, but not limited to, Lessor’s reasonable attorneys’ fees) incurred by or imposed upon Lessor by or in connection with any litigation to which Lessor becomes or is made a party without fault in its part, whether commenced by or against Lessee, or that may be incurred by Lessor in enforcing any of the covenants and agreements of this Lease (with or without the institution of any action or proceeding relating to the Premises or this Lease) or in obtaining possession of the Premises after an Event of Default or upon expiration or earlier termination of this Lease.

Lessor may, but shall not be obligated to, cure any Default by Lessee hereunder.  All sums expended and all costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Lessor pursuant to the provisions of this Lease or on account of any Default by Lessee under this Lease shall bear interest thereon from the respective dates when expended or incurred by Lessor at Prime plus three per cent (3%) per annum until repaid by Lessee to Lessor, and all such sums together with such interest shall become Additional Rent under this Lease, payable by Lessee to Lessor on the next rent date after such expenditure.

All Rent and other amounts payable by Lessee under this Lease shall be and are hereby declared to be a valid and first lien upon Lessee’s interest in the Premises and upon the rents, issues and profits in any manner arising or growing out of the same, and upon Lessee’s interest in this Lease.

In the event of any breach or threatened breach by Lessee of any of the covenants, agreements, terms or conditions contained in this Lease, Lessor shall be emitted to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

No receipt of monies by Lessor from Lessee after termination of this Lease or after the giving of any notice of termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Lessee, or operate as a waiver of Lessor’s right to enforce the payment of Rent and any other payments or charges herein reserved and agreed to be paid by Lessee then or thereafter falling due, or operate as a waiver of Lessor’s right to recover possession of the Premises, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Lessor may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or at Lessor’s election on account of Lessee’s liability hereunder.

Lessor’s granting of any consent under this Lease, or Lessor’s failure to object to any action taken by Lessee without Lessor’s consent required under this Lease, shall not be deemed a waiver by Lessor of its rights to require such consent for any further similar act by Lessee.  No waiver by Lessor of any other breach of the covenants of this J are shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.  None of Lessee’s covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Lessor.

No remedy conferred upon or resented to Lessor under this Lease or under law shall be considered exclusive of any other remedy, but such remedies shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and every power and remedy given by this Lease to Lessor may be exercised from time to time and as often as occasion may arise or as may be deemed expedient, without precluding Lessor’s simultaneous or later exercise of any or all other rights or remedies.  No delay or omission of Lessor to exercise any right or power arising from any Default or Event of Default shall impair any such right to power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein.

Peaceable Enjoyment:

Lessor covenants that if and so long as Lessee shall faithfully perform the covenants amid agreements of this Lease, Lessee shall and may (subject to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term free of any interference by Lessor or anyone claiming through or by Lessor except those to which this Lease is expressly made subject and subordinate.

Paragraph Headings:

The headings of particular paragraphs and subparagraphs are inserted only for convenience and are not part of this Agreement and are not to act as a limitation on the scope of the particular paragraph to which the heading refers.

Court Costs and Attorneys Fees:

In any action or legal proceeding to enforce any part of this Agreement, the prevailing party shall recover reasonable attorneys’ fees and court costs.

Lessee agrees that, in the event Lessee shall have any claim against Lessor under this Lease arising out of the subject matter of this Lease, Lessee’s sole recourse shall be against Lessor’s interest in the Premises, for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Lessor, its successor or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

Prevailing Law:

This Lease shall be construed and enforced in accordance with the laws of the State of Nevada.

Binding on Successors:

All covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon Lessor’s successors and assigns and Lessee’s permitted successors and assigns as if such successors and assigns were in each ease specifically named, and shall be construed as covenants running with the land.  Wherever reference is made in this Lease to either party, it shall be held to include and apply to such successors and assigns.  The provisions of this Section shall not be construed to grant or to confer any greater rights of assignment upon Lessee than are provided in the Section entitled Assignment of Agreement and Subletting.

Time is of the Essence:

Time is of the essence with respect to every provision of this Lease.

Entire Agreement:

This document and any Attachments constitutes the entire Agreement between the parties, and no promises or representations, other than those contained here and those implied by law, have been made by Lessor or Lessee.  Any modifications to this Agreement must be in writing and signed by Lessor and Lessee.

Severability:

The provisions of this Lease are severable and in the event any provision, clause, sentence, section or part thereof is held to be invalid, illegal, unconstitutional, inapplicable or unenforceable to any person or circumstances, such invalidity, illegality, unconstitutionality, inapplicability or unenforceability shall not affect or impair any of the remaining provisions, sentence, clause, sections, parts of the lease or their application to Tenant or other persons or circumstances.  It is understood and agreed that the terms, conditions and covenants of this Lease would have been made by both parties if such invalid, illegal, unconstitutional, inapplicable or unenforceable provision, sentence, clause, section or part had not been included therein.  To the extent that any portion of this agreement found to be invalid, illegal, unconstitutional, inapplicable or unenforceable may be valid by striking of certain words or phrases, such words or phrases shall be deemed to be stricken and the remainder of the provisions and the remainder of the other portions of this Lease agreement shall remain in MI force and effect.  It is further agreed that this Lease may be executed in counterparts, each of which when considered together shall constitute the original contract.

Lessor/Agent’s signature:  /s/ John R. Reich
Title:  Trustee
Date:  6-8-11
Address:  6455 Dean Martin Drive Suite K
  Las Vegas, NV 89118
Phone:  703-896-0265
Lessee:  Empowered Products, Inc.
By (signature):  /s/Chris Schaff
Title:  Chief Administrative Officer
Print name:  Chris Schaaf       Date:  6/8/11